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                          CONSENT OF ERNST & YOUNG LLP



         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 21, 2000, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-44606) and related Prospectus of Intersil Holding Corporation for the registration of 10,000,000 shares of its common stock.

                                            /s/ Ernst & Young LLP


Jacksonville, Florida
September 12, 2000